FOR IMMEDIATE RELEASE

Media	Investors
Neil Hirsch	Christin O’Donnell
Media@labcorp.com	Investor@labcorp.com

Labcorp Announces 2025 Third Quarter Results
Updates Full-Year Guidance

•Financial results from Operations for third quarter 2025 versus third quarter 2024:
◦Revenue: $3.56 billion versus $3.28 billion
◦Diluted EPS: $3.12 versus $2.00
◦Adjusted EPS: $4.18 versus $3.50
•Updated Full-Year Enterprise Revenue, Adjusted EPS and Free Cash Flow guidance:
◦Revenue guidance of 7.4% to 8.0%; midpoint lowered 40 bps due to currency and acquisition timing
◦Adjusted EPS range of $16.15 to $16.50; midpoint raised by $0.05
◦Free Cash Flow range of $1.17 billion to $1.29 billion; midpoint raised by $25 million
•Signed several strategic agreements with health systems and regional/local laboratories
•Advanced business in high-growth specialty testing areas, including oncology and neurology
•Introduced Labcorp Test Finder and new digital pathology, cytology and microbiology capabilities

BURLINGTON, N.C., October 28, 2025 – Labcorp (NYSE: LH), a global leader of innovative and comprehensive laboratory services, today announced results for the third quarter ended September 30, 2025 and updated full-year guidance.

“Labcorp’s third-quarter performance reflects continued momentum in our Diagnostics and Central Laboratory businesses, resulting in strong revenue growth and margin improvement,” said Adam Schechter, Chairman and CEO of Labcorp. “We advanced our strategy by forming new partnerships with health systems and regional laboratories, introducing innovative tests in key specialty areas and leveraging science and technology to improve customer experience and operational efficiency. Our performance led to double-digit adjusted EPS growth and strong cash flow in the quarter. We expect to finish the year strong as we remain focused on delivering value to our customers and shareholders.”

Labcorp advanced its position as a partner of choice for health systems and regional/local laboratories. In the quarter, Labcorp:
•Signed an agreement to acquire select assets of Empire City Laboratories, which serves the New York Tri-State area.
•Signed an agreement to acquire select assets of Laboratory Alliance of Central New York, a pathology reference laboratory, and signed an agreement with Crouse Health to manage its inpatient labs.
•Continued to progress the acquisition of select assets of the outreach business from Community Health Systems across 13 states.
•Completed the acquisition of select oncology and clinical testing assets from BioReference Health, further solidifying Labcorp’s position as an industry leader in oncology.
The company also continued to incorporate the power of science, technology and innovation across the organization. In the quarter, Labcorp:
•Expanded its leading oncology and genetic testing portfolio.
▪Labcorp expanded the use of OmniSeq® INSIGHT, which now evaluates ovarian tumors for homologous recombination deficiency.
▪PGDx elio™ tissue complete became the first and remains the only tissue-based tumor profiling test with CE-marking under the European Union's In Vitro Diagnostic Regulation.
▪Geneoscopy received FDA approval for a simplified at-home collection method for ColoSense®, its RNA-based colorectal cancer screening test that Labcorp will make available to patients and providers.
▪The company expanded access to its Invitae genetic tests through Epic Aura, enabling streamlined ordering and results delivery for Epic customers.
•Expanded its leadership in neurology with two new Alzheimer’s tests to be used in the specialty and primary care settings.
•Demonstrated strong momentum in its consumer business with the introduction of several new tests through Labcorp OnDemand.
•Accelerated growth, enhanced the customer experience and improved operational efficiency through the launch of Labcorp Test Finder and investments in digital and AI capabilities to enhance areas such as pathology, cytology and microbiology.

On October 8, 2025, the company announced a quarterly cash dividend of $0.72 per share of common stock, payable on December 11, 2025, to stockholders of record at the close of business on November 26, 2025. In the quarter, Labcorp repurchased $25 million of common stock.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024	Delta	2025	2024	Delta

Revenue Summary (Dollars in billions)
Total Revenue	$3.56		$3.28	8.6%	$10.44	$9.68	7.8%
Organic(1)				6.2%			4.6%
Acquisitions, net of Divestitures				1.7%			3.0%
Foreign Exchange				0.7%			0.3%

(1) Organic revenue is no longer separated between the Base Business and COVID-19 Testing.

Earnings Summary (Dollars in millions, except per share data)
Operating Income (“OI”)	$396.6		$254.1		$1,117.1	$870.2
OI as % of Revenue	11.1%		7.7%	340 bps	10.7%	9.0%	170 bps

Adjustments (2)	$116.7		$187.0		$396.8	$503.6

Adjusted Operating Income (“AOI”) (3)	$513.3	(4)	$441.1		$1,513.9	$1,373.8
AOI as % of Revenue	14.4%	(4)	13.4%	100 bps	14.5%	14.2%	30 bps

Net Earnings Attributable to Labcorp Holdings Inc.	$261.1		$169.3		$711.8	$602.6
Diluted EPS	$3.12		$2.00		$8.48	$7.13
Adjusted EPS (3)	$4.18		$3.50	19.4%	$12.37	$11.12	11.2%

(2) Adjustments include amortization, impairment charges, restructuring charges, and special items.
(3) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(4) The increase in adjusted operating income and margin was primarily driven by organic demand, including the strong performance of Invitae.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025		2024	2025	2024
Cash Flow Summary (Dollars in millions)

Operating Cash Flow	$387.2		$277.3	$1,026.3	$808.6
Capital Expenditures	106.7		115.8	310.6	377.8
Free Cash Flow	$280.5	(1)	$161.5	$715.7	$430.8

(1) The increase in free cash flow was primarily driven by higher cash earnings.
Capital Allocation Summary

•At the end of the quarter, Labcorp's cash and cash equivalents balance was $598 million and total debt was $5.58 billion.
•During the quarter, the company invested $268.4 million in acquisitions and partnerships, paid out $59.9 million in dividends, and repurchased $25.0 million of stock.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Diagnostics Laboratories Segment Summary

	Three Months Ended September 30,
	2025		2024	Delta
Revenue Summary (Dollars in billions)
Total Revenue	$2.77		$2.55	8.5%
Organic(1)				6.3%
Acquisitions, net of Divestitures				2.2%

(1) Organic revenue is no longer separated between the Base Business and COVID-19 Testing.

Earnings Summary (2) (Dollars in millions)
Adjusted Operating Income (“AOI”) (3)	$450.4		$387.4
AOI as % of Revenue	16.3%	(4)	15.2%	110 bps

(2) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(3) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(4) Adjusted operating income and margin increased primarily driven by organic demand, including the strong performance of Invitae, coupled with slight year over year favorability from weather.

	Three Months Ended September 30, 2025
	Requisition	Price/Mix
	Volume Delta (5)	Delta (5)
Metrics Summary
Total	4.7%	3.7%
Organic (6)	3.5%	2.8%
Acquisitions, net of Divestitures	1.2%	1.0%
Foreign Exchange	—%	—%

(5) Column shows changes versus the three months ended September 30, 2024.
(6) Organic price/mix includes lab management agreements.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Biopharma Laboratory Services Segment Summary

	Three Months Ended September 30,
	2025		2024	Delta
Revenue Summary (Dollars in millions)
Total Revenue	$799.1		$737.7	8.3%	(1)
Organic				5.3%
Foreign Exchange				3.0%

(1) Central Labs revenue growth of 10.3% and Early Development revenue growth of 3.3%. The company is taking action in response to the lower than anticipated revenue in Early Development and is beginning to divest, or restructure through site consolidation, approximately $50 million of annual revenue.

Earnings Summary (2) (Dollars in millions)
Adjusted Operating Income (“AOI”) (3)	$132.2	(4)	$120.9
AOI as % of Revenue	16.5%		16.4%	20 bps	(4)

(2) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(3) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(4) Adjusted Operating Income grew 9% year over year driven by organic demand.

	As of
	September 30, 2025
Metrics Summary (Dollars in billions)
TTM Net Orders	$3.34
TTM Book to Bill	1.09
Backlog	$8.58	(5)
Next Twelve Months Forecast Backlog Conversion	$2.66

(5) Backlog increased 5.4% compared to this period last year.

Guidance for 2025

Labcorp is updating 2025 full year guidance to reflect its third quarter performance and full year outlook. The following guidance assumes foreign exchange rates effective as of September 30, 2025, for the remainder of the year. Enterprise level guidance includes the estimated impact from currently anticipated capital allocation, including acquisitions, share repurchases and dividends.

(Dollars in billions, except per share data)
		Previous		Updated
	Results	2025 Guidance		2025 Guidance
	2024	Low	High	Low	High
Revenue
Labcorp Enterprise (1)(2)	$13.01	7.5%	8.6%	7.4%	8.0%
Diagnostics Laboratories(3)	$10.14	7.0%	8.0%	7.2%	7.8%
Biopharma Laboratory Services (4)	$2.92	6.1%	7.5%	5.7%	7.1%

Adjusted EPS	$14.57	$16.05	$16.50	$16.15	$16.50

Free Cash Flow	$1.10	$1.13	$1.28	$1.17	$1.29

(1) 2025 Updated guidance includes an impact from foreign currency translation of 0.4%.
(2) Enterprise level revenue is presented net of intersegment transaction eliminations.
(3) 2025 Updated guidance includes an impact from foreign currency translation of (0.1%).
(4) 2025 Updated guidance includes an impact from foreign currency translation of 2.1%.

Use of Adjusted Measures
The company has provided in this press release and accompanying tables “adjusted” financial information that has not been prepared in accordance with GAAP, including adjusted net income, adjusted EPS (or adjusted net income per share), adjusted operating income, adjusted operating margin, free cash flow, and certain segment information. The company believes these adjusted measures are useful to investors as a supplement to, but not as a substitute for, GAAP measures, in evaluating the company’s operational performance. The company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results and trends, and growth and shareholder returns, as well as in comparing the company’s financial results with the financial results of other companies. However, the company notes that these adjusted measures may be different from and not directly comparable to the measures presented by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures and an identification of the components that comprise “special items” used for certain adjusted financial information are included in the tables accompanying this press release.

The company today is providing an investor relations presentation with additional information on its business and operations, which is available in the investor relations section of the company's website at www.Labcorp.com. Analysts and investors are directed to the website to review this supplemental information.

A conference call discussing Labcorp's quarterly results will be held today at 9:00 a.m. ET and is available by registering at this link, which will provide a dial-in number and unique PIN to access the call. It is recommended that participants join 10 minutes prior to the start of the call, although participants may register and join at any time during the call. A live webcast of Labcorp’s quarterly conference call on October 28, 2025, will be available at the Labcorp Investor Relations website beginning at 9:00 a.m. ET. This webcast will be archived and accessible through October 15, 2026.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's nearly 70,000 employees serve clients in approximately 100 countries, provided support for 75% of the new drugs and therapeutic products approved in 2024 by the FDA, and performed more than 700 million tests annually for patients around the world. Learn more about us at www.labcorp.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements with respect to (i) the estimated 2025 guidance and related assumptions, (ii) the impact of various factors on operating and financial results, including the projected impact of global economic and market conditions on the company's businesses, operating results, cash flows and/or financial condition, (iii) future business strategies, (iv) expected savings, synergies and other benefits to the Company, customers or patients from acquisitions and other transactions and partnerships, and (v) opportunities for future growth.

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the company's control, including without limitation: (i) the effect of the holding company reorganization on the company’s business generally; (ii) the failure to receive tax-free treatment with respect to the spin-off of the company’s Clinical Development and Commercialization Services business, now Fortrea Holdings Inc. for U.S. federal income purposes; (iii) the impact of spin-off related items; (iv) personnel costs and potential difficulties with employee relations and retention; (v) the trading price of the company's stock, competitive actions and other unforeseen changes and general uncertainties in the marketplace; (vi) changes in government regulations, including healthcare reform; (vii) customer purchasing decisions, including changes in payer regulations or policies; (viii) adverse actions of governmental and third-party payers; (ix) changes in testing guidelines or recommendations; (x) the volume of COVID-19 Testing performed by the company; (xi) the impact of global geopolitical events; (xii) the effect of public opinion on the company's reputation; (xiii) adverse results in material litigation matters; (xiv) changes in laws and regulations applicable to the company, including healthcare reform, and changes to their interpretation and application and the impact of any such changes; (xv) failure to maintain or develop customer relationships; (xvi) the company's ability to develop or acquire new products and adapt to technological changes; (xvii) failure of the company’s information technology, systems, or data security; (xviii) the impact of potential losses under repurchase agreements; (xix) adverse weather conditions; (xx) the number of revenue days in a financial period; (xxi) inflation; (xxii) increased competition; and (xxiii) the effect of exchange rate fluctuations. These factors, in some cases, have affected and in the future (together with other factors) could affect the company's ability to implement the company's business strategy, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward-looking statements.

The company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company's most recent Annual Report on Form 10-K under the heading RISK FACTORS and in the company's other filings with the SEC. The information in this press release should be read in conjunction with a review of the company's filings with the SEC including the information in the company's most recent Annual Report on Form 10-K under the heading “MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”.
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LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$3,563.5	$3,282.0	$10,435.9	$9,679.5
Cost of revenues	2,538.4	2,377.6	7,416.6	6,951.4
Gross profit	1,025.1	904.4	3,019.3	2,728.1
Selling, general, and administrative expenses	552.4	568.6	1,677.7	1,634.8
Amortization of intangibles and other assets	69.5	63.7	207.4	186.0
Goodwill and other asset impairments	0.7	—	0.7	2.5
Restructuring and other charges	5.9	18.0	16.4	34.6
Operating income	396.6	254.1	1,117.1	870.2
Other (expense) income:
Interest expense	(56.0)	(50.4)	(169.1)	(144.9)
Investment income	3.5	3.1	11.7	7.3
Equity method loss, net	(5.2)	(0.5)	(7.2)	(0.7)
Other, net	(1.9)	4.3	(35.6)	43.8
Earnings from operations before income taxes	337.0	210.6	916.9	775.7
Provision for income taxes	75.5	41.0	204.1	172.2
Net earnings	261.5	169.6	712.8	603.5
Less: Net earnings attributable to the noncontrolling interest	(0.4)	(0.3)	(1.0)	(0.9)
Net earnings attributable to Labcorp Holdings Inc.	$261.1	$169.3	$711.8	$602.6

Earnings per common share:
Basic earnings per common share	$3.14	$2.02	$8.54	$7.17
Diluted earnings per common share	$3.12	$2.00	$8.48	$7.13

Weighted-average basic common shares outstanding	83.1	84.0	83.4	84.0
Weighted-average diluted common shares outstanding	83.7	84.4	84.0	84.5

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Millions)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$598.1	$1,518.7
Accounts receivable, net	2,109.1	1,944.1
Unbilled services, net	156.1	152.9
Supplies inventory	521.5	493.2
Prepaid expenses and other	694.0	697.6
Total current assets	4,078.8	4,806.5
Property, plant, and equipment, net	3,112.8	3,045.4
Goodwill, net	6,682.3	6,369.7
Intangible assets, net	3,571.4	3,488.9
Joint venture partnerships and equity method investments	168.2	16.3
Other assets, net	648.1	652.2
Total assets	$18,261.6	$18,379.0
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$668.5	$875.8
Accrued expenses and other	878.0	871.2
Unearned revenue	391.6	392.2
Short-term operating lease liabilities	186.7	184.6
Short-term finance lease liabilities	4.5	6.1
Short-term borrowings and current portion of long-term debt	499.9	1,000.3
Total current liabilities	2,629.2	3,330.2
Long-term debt	5,082.5	5,331.2
Operating lease liabilities	692.0	676.3
Financing lease liabilities	64.3	74.3
Deferred income taxes and other tax liabilities	441.5	383.1
Other liabilities	639.1	517.4
Total liabilities	9,548.6	10,312.5
Commitments and contingent liabilities
Noncontrolling interest	16.1	14.3
Shareholders’ equity:
Common stock, 83.0 and 83.4 shares outstanding at September 30, 2025, and December 31, 2024, respectively	7.5	7.6
Additional paid-in capital	33.0	2.8
Retained earnings	8,698.4	8,303.4
Accumulated other comprehensive loss	(42.0)	(261.6)
Total shareholders’ equity	8,696.9	8,052.2
Total liabilities and shareholders’ equity	$18,261.6	$18,379.0

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$261.5	$169.6	$712.8	$603.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	171.0	161.5	508.1	472.9
Stock compensation	29.2	27.0	96.1	89.4
Operating lease right-of-use asset expense	49.7	48.1	149.1	136.7
Goodwill and other asset impairments	0.7	—	0.7	2.5
Deferred income taxes	88.6	(19.5)	76.4	(58.6)
Other, net	5.6	9.4	51.7	46.0
Change in assets and liabilities (net of effects of acquisitions and divestitures):
Decrease (increase) in accounts receivable	9.5	49.0	(130.4)	(143.2)
(Increase) decrease in unbilled services	(0.9)	(4.0)	3.9	22.8
(Increase) decrease in supplies inventory	(14.4)	(25.7)	(17.9)	2.0
(Increase) decrease in prepaid expenses and other	(42.0)	(61.4)	15.8	(39.8)
Decrease in accounts payable	(123.8)	(86.5)	(204.4)	(138.2)
(Decrease) increase in unearned revenue	(3.9)	2.9	(12.6)	(27.9)
(Decrease) increase in accrued expenses and other	(43.6)	6.9	(223.0)	(159.5)
Net cash provided by operating activities	387.2	277.3	1,026.3	808.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(106.7)	(115.8)	(310.6)	(377.8)
Proceeds from sale of assets	1.1	0.4	3.5	0.6
Proceeds from sale or distribution of equity affiliates or other investments	—	—	6.9	—
Proceeds from sale of business	—	—	—	13.5
Purchase of equity affiliates or other investments	(7.9)	(5.6)	(179.9)	(42.3)
Acquisition of businesses, net of cash acquired	(260.5)	(458.1)	(324.0)	(751.2)
Net cash used for investing activities	(374.0)	(579.1)	(804.1)	(1,157.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on senior notes	—	(600.0)	(1,000.0)	(600.0)
Proceeds from revolving credit facilities	—	1,511.8	64.8	2,463.7
Payments on revolving credit facilities	—	(1,531.6)	(64.8)	(2,463.7)
Proceeds from accounts receivable securitization	—	300.0	225.0	300.0
Proceeds from issuance of senior notes	—	2,000.0	—	2,000.0
Net share settlement tax payments from issuance of stock to employees	(1.6)	(0.9)	(30.6)	(38.7)
Net proceeds from issuance of stock to employees	28.6	26.3	54.3	53.0
Dividends paid	(59.9)	(60.5)	(181.4)	(183.0)
Purchase of common stock	(25.0)	(75.0)	(225.0)	(175.0)
Other, net	(1.6)	(21.8)	(8.9)	(29.7)
Net cash (used for) provided by financing activities	(59.5)	1,548.3	(1,166.6)	1,326.6
Effect of exchange rate changes on Cash and cash equivalents	(2.9)	5.7	23.8	2.5
Net (decrease) increase in Cash and cash equivalents	(49.2)	1,252.2	(920.6)	980.5
Cash and cash equivalents at beginning of period	647.3	265.1	1,518.7	536.8
Cash and cash equivalents at end of period	$598.1	$1,517.3	$598.1	$1,517.3

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Condensed Combined Non-GAAP Segment Information
(Dollars in Millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Diagnostics Laboratories
Revenues	$2,769.6	$2,553.5	$8,148.0	$7,558.1

Adjusted operating income	$450.4	$387.4	$1,360.7	$1,246.8
Adjusted operating margin	16.3%	15.2%	16.7%	16.5%

Biopharma Laboratory Services
Revenues	$799.1	$737.7	$2,305.2	$2,155.6

Adjusted operating income	$132.2	$120.9	$362.4	$328.2
Adjusted operating margin	16.5%	16.4%	15.7%	15.2%

Consolidated
Revenues	$3,563.5	$3,282.0	$10,435.9	$9,679.5

Adjusted segment operating income	$582.6	$508.3	$1,723.1	$1,575.0
Unallocated corporate expense	(69.3)	(67.2)	(209.2)	(201.2)
Consolidated adjusted operating income	$513.3	$441.1	$1,513.9	$1,373.8
Adjusted operating margin	14.4%	13.4%	14.5%	14.2%

The consolidated revenue and adjusted segment operating income are presented net of intersegment transaction eliminations and other amounts not used in determining segment performance. Adjusted operating income and adjusted operating margin are non-GAAP measures. See the subsequent reconciliation of non-GAAP financial measures.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Dollars and Shares in Millions, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Adjusted Operating Income
Operating income	$396.6	$254.1	$1,117.1	$870.2
Amortization of intangibles and other assets (a)	69.5	63.7	207.4	186.0
Restructuring and other charges (b)	5.9	18.0	16.4	34.6
Acquisition and disposition-related costs (c)	10.8	49.1	55.0	95.1
Launchpad costs (d)	13.7	18.3	51.0	58.7
Asset impairments (e)	0.7	—	0.7	2.5
Other	16.1	19.5	62.5	63.0
TSA reimbursement (f)	—	18.4	3.8	63.7
Adjusted operating income	$513.3	$441.1	$1,513.9	$1,373.8

Adjusted operating profit margin	14.4%	13.4%	14.5%	14.2%

Adjusted Net Income
Net income	$261.1	$169.3	$711.8	$602.6
Impact of adjustments to operating income	116.7	187.0	396.8	503.6
(Gain) loss on venture fund investments, net (g)	(2.2)	1.6	33.9	7.3
Equity method loss from SYNLAB investment	5.0	—	5.0	—
Gain on sale of business (h)	—	—	—	(4.9)
Pension settlement (i)	—	2.3	—	2.3
TSA reimbursement (f)	—	(18.4)	(3.8)	(63.7)
Other	0.1	—	0.8	0.3
Income tax impact of adjustments (j)	(30.9)	(46.1)	(106.2)	(107.6)
Adjusted net income	$349.8	$295.7	$1,038.3	$939.9

Weighted-average diluted common shares outstanding	83.7	84.4	84.0	84.5

Adjusted net income per share	$4.18	$3.50	$12.37	$11.12

(a)	Amortization of intangible assets acquired as part of business acquisitions.
(b)	Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions and facilities and contract termination costs within the organization in connection with our LaunchPad initiatives, and acquisitions or dispositions of businesses by the company.
(c)	Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses, impact of delayed contract or license transfers, and other integration or disposition related activities.
(d)	LaunchPad costs include non-capitalized costs associated with the implementation of systems, consolidation of processes, and consulting costs incurred as part of various business process improvement initiatives.
(e)	The company impaired certain fixed assets which are no longer realizable by the business.
(f)	Represents transition services fees charged to Fortrea Holdings Inc. related to administrative and IT systems support. The costs to provide these services are included in operating income but the service fees are included in other income.
(g)	The company makes investments in companies or investment funds developing promising technology related to its operations. The company recorded net gains and losses related to several distributions from venture funds, increases in the market value of investments, and impairments of other investments due to the underlying performance of the investments.
(h)	The company recorded a gain on the disposition of the Beacon Laboratory Benefits Solutions business.
(i)	The company incurred a charge related to the US pension plan due to settlement of certain obligations to retired employees.
(j)	Income tax impact of adjustments calculated based on the tax rate applicable to each item.